UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2006, by resolution of the Board of Directors, John M. Albertine and Alan W. Baldwin were elected to the Board of Directors as Class I Directors. Messrs. Albertine and Baldwin will serve for the remainder of the term of the Class I Directors (which expires at the annual meeting of the Company’s stockholders in 2009) and until their successors are duly elected and qualifies. Messrs Albertine and Baldwin were also appointed to serve on the Company’s Compensation Committee and Special Committee reviewing the previously disclosed SEC and NASDAQ inquiries. There is no arrangement or understanding between either of Messrs. Albertine or Baldwin and any other persons pursuant to which either of them was selected as a director. There were no transactions, since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, in which the Company or any of its subsidiaries was or is to be a participant and the amount involved exceeds $120,000, and in which either of Messrs. Albertine or Baldwin or any immediate family member of Messrs. Albertine or Baldwin had, or will have, a direct or indirect material interest.

The Company agreed to compensate Messrs. Albertine and Baldwin by granting each of them options to purchase 5,000 shares of common stock of the Company under the Company’s Stock Option Plan (as described in the Company’s most recent definitive proxy statement filed with the SEC on March 17, 2006), which options have an exercise price of $23.77 and vest on December 6, 2007. The Company also expects to execute indemnification agreements with Messrs. Albertine and Baldwin.

In addition, on December 6, 2006, the Board of Directors elected to pay each outside director of the Company (including Messrs. Albertine and Baldwin) an aggregate of $24,000 per year for his services, which amount will be paid in equal quarterly installments, and an amount equal to $6,000 for each committee of the Board of Directors of the Company on which he serves, up to a maximum aggregate amount of $12,000. The Board elected to continue paying the directors fee of R. Doss McComas, Chairman of the Board, an amount equal to $12,000 per month in consideration of Mr. McComas’ increased duties as Chairman as well as his increased duties resulting from the Company’s exploration of strategic alternatives.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2006, the Board of Directors of the Company adopted an amendment (the “Amendment”) to the Amended and Restated By-laws of the Company, as amended (the “Bylaws”), which amended the Bylaws to provide that the number of directors which shall constitute the whole Board of Directors of the Company shall not be less than three nor more than eight. Prior to the Amendment, the Bylaws provided that the number of directors which shall constitute the whole Board of Directors would not be less than three nor more than seven. The Amendment is set forth in Amendment No. 2 to the Amended and Restated By-laws of the Company, as amended, which is filed, together with the Amended and Restated By-laws of the Company, as amended, as Exhibit 3.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
3.1	Amended and Restated By-laws of Integral Systems, Inc., as amended by Amendments No. 1 and No. 2 to the Amended and Restated By-laws of Integral Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Peter J. Gaffney
Peter J. Gaffney
Chief Executive Officer

Date: December 11, 2006

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated By-laws of Integral Systems, Inc., as amended by Amendments No. 1 and No. 2 to the Amended and Restated By-laws of Integral Systems, Inc.